UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Construction License Agreement

On April 4, 2019, Gevo, Inc. (“Gevo”) entered into a Construction License Agreement (the “Construction License Agreement”) with Praj Industries Ltd. (“Praj,” and together with Gevo, the “Parties”), pursuant to which Praj will provide engineering procurement and construction services to certain third parties using the process design package that incorporates Gevo’s proprietary biobutanol biocatalyst and is designed for use with sugary-based feedstocks, such as sugarcane juice, sugarcane syrup, sugarcane molasses, sugar beet juice, sugar beet syrup, and sugar beet molasses (the “PDP”). The PDP is jointly owned by Gevo and Praj. Pursuant to the Construction License Agreement, Gevo also granted a license to Praj that will allow Praj to provide such services to third parties. The Construction License Agreement was entered into in connection with the JDA and the License Agreement (each as defined below), which replace the JDA and License Agreement originally entered into between the Parties in November 2015, which expired on March 31, 2018.

Subject to certain conditions, Gevo will earn a license fee from certain plant operators for the use of Gevo’s technology and the PDP for building and operating plants for producing biobutanol. In addition, subject to certain conditions, if a third party other than Praj provides the services to build a plant using the PDP for a plant not located in the United States, Gevo will pay Praj a negotiated amount.

The Construction License Agreement contains customary representations, warranties and covenants, and the Parties have also agreed to indemnify and hold each other harmless from claims and losses arising directly or indirectly from the Construction License Agreement under certain circumstances. The Construction License Agreement will continue in effect for three years and will automatically renew for additional one year terms, unless the Construction License Agreement is earlier terminated pursuant to the terms of the Construction License Agreement, or either Party gives notice of non-renewal to the other Party thirty (30) days before the end of the current term.

Joint Development Agreement

On April 4, 2019, the Parties entered into a Joint Development Agreement (the “JDA”), pursuant to which the Parties will continue to: (i) jointly develop Gevo’s technology for use in certain ethanol plants that utilize sugarcane juice, sugarcane syrup, sugarcane molasses, sugar beet juice, sugar beet syrup, sugar beet molasses, cassava, rice, wheat, sorghum, bagasse, rice straw, wheat straw, corn stover, cotton stalk and empty fruit bunches (the “Feedstock”); (ii) develop and optimize the parameters to produce biobutanol from such Feedstock; and (iii) work together to optimize and improve the PDP (or other PDPs), the process design package designed to use the bagasse, rice straw, wheat straw, or corn stover feedstock that Praj is currently developing and any future process design package developed by Praj pursuant to the JDA. The JDA replaces the previously executed Joint Development Agreement, dated November 6, 2015, between the Parties that expired on March 31, 2018.

The Parties will continue to develop and optimize the parameters to produce biobutanol from the Feedstock (the “Development Work”). After the Development Work is completed, Gevo will use reasonable commercial efforts to negotiate commercial license agreements with third party licensees.

Notwithstanding the joint ownership of the PDPs, Gevo has the exclusive right to use and exploit the PDPs in the biobutanol field, except that Praj has the right to enter into engineering services agreements with Gevo’s licensees for the construction of biobutanol plants using the PDP pursuant to the Construction License Agreement. Praj has the non-exclusive right to use the PDPs in all other, non-biobutanol fields.

The JDA contains customary representations, warranties and covenants, and the Parties have also agreed to indemnify and hold each other harmless from claims and losses arising directly or indirectly from the JDA under certain circumstances. The JDA will continue in effect for two years, unless earlier terminated by either of the Parties as set forth in the JDA, and may be renewed for additional one year terms upon mutual agreement of the Parties.

License Agreement

On April 4, 2019, the Parties entered into a Development License Agreement (the “License Agreement”). The License Agreement replaces the previously executed Development License Agreement, dated November 6, 2015, between the Parties that expired on March 31, 2018.

Gevo owns certain patents, patent applications, and know-how relating to the production, recovery and use of biobutanol. Gevo previously entered into that certain Patent Cross-License Agreement, dated as of August 22, 2015, by and between Gevo and Butamax Advanced Biofuels LLC (“Butamax”), pursuant to which, Gevo received certain sublicensing rights, on a non-exclusive basis, in and to certain patents and patent applications relating to the production, recovery and use of biobutanol that are owned or licensed (and sublicensable) by Butamax (collectively, the “Licensed Butamax Patents”).

Pursuant to the License Agreement, Gevo granted Praj a license to Gevo’s patents, patent applications, and know-how on a non-exclusive, royalty-free basis for use solely at Praj’s Matrix plant in Pune, India (the “Facility”), and a non-exclusive sublicense under Gevo’s rights in and to the Licensed Butamax Patents within the Facility, in each instance, for purposes of process development and manufacturing Biobutanol from the Feedstock at the Facility, under the terms and conditions of the License Agreement.

Praj must adhere to certain restrictions in connection with its use of the license, including without limitation, Praj (i) must use only Gevo’s biocatalysts and separation technology and (ii) may only use the license and sub-license to produce biobutanol. In addition, Praj cannot use a third party to produce biobutanol on its behalf and cannot sublicense its rights under the License Agreement without the prior written consent of Gevo, which Gevo can withhold in its sole and absolute discretion. Praj must keep records and provide Gevo with information stating the number of gallons of biobutanol produced and destroyed in each quarter.

If Praj creates, develops, makes, or acquires any improvements to the patents or know-how it has licensed from Gevo, it must promptly disclose such improvements to Gevo and agrees to irrevocably and unconditionally assign, transfer, and convey any right, title or interest it may have to Gevo. Should Praj be unable to assign its rights to any such improvement, it will not enforce such rights against Gevo and will grant Gevo an exclusive, unconditional, irrevocable, fully-paid and royalty-free license to use such improvements without restriction.

The License Agreement contains customary representations, warranties and covenants, and the Parties have also agreed to indemnify and hold each other harmless from claims and losses arising directly or indirectly from the JDA under certain circumstances. The License Agreement will continue in effect for two years, unless earlier terminated by either of the Parties as set forth in the License Agreement, and may be renewed for additional one year terms upon mutual agreement of the Parties.

The foregoing descriptions of the Construction License Agreement, the JDA and the License Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Construction License Agreement, dated April 4, 2019, by and between Gevo, Inc. and Praj Industries Ltd.
10.2	Joint Development Agreement, dated April 4, 2019, by and between Gevo, Inc. and Praj Industries Ltd.
10.3†	Development License Agreement, dated April 4, 2019, by and between Gevo, Inc. and Praj Industries Ltd.

†

Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: April 9, 2019	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary